MEMBERSHIP INTEREST PURCHASE AGREEMENT
This MEMBERSHIP INTEREST PURCHASE AGREEMENT ("Agreement") dated as of this ____ day of January, 2017 ("Effective Date"), is entered into by and among Corporate Center Sunset, LLC, a Delaware limited liability company (the "Buyer"), Stable Properties CC, LLC, a Nevada limited liability company (the "Company"), and Par 3 Nevada, LLC a Nevada limited liability company ("Seller") (collectively Seller, Buyer, and the Company are the "Parties").
W I T N E S S E T H:
WHEREAS, Seller owns 12.5% of the membership interests of the Company (the "Seller Membership Interests").
WHEREAS, Company is the 100% owner of all membership interests in and to each Building Owner (defined below) (each being a "Building Owner Membership Interest", collectively the "Building Owner Membership Interests"):
i. CC Building I LLC, a Delaware limited liability company ("Building I"), which owns an undivided fee simple interest in approximately 3.18 acres of improved real property located at 8880 West Sunset Road, Las Vegas, Nevada, and bearing Assessor Parcel Number 163-32-810-002, as more particularly described on Exhibit "A-1".
ii. CC Building II LLC, a Delaware limited liability company ("Building II") which owns that certain real property located at 8860 W. Sunset Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-003 as more particularly described on Exhibit "A-2".
iii. CC Building III LLC, a Delaware limited liability company ("Building III") which owns that certain real property located at 8930 W. Sunset Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-004 as more particularly described on Exhibit "A-3".
iv. CC Building IV LLC, a Delaware limited liability company ("Building IV") which owns that certain real property located at 8945 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-005 as more particularly described on Exhibit "A-4".
v. CC Building V LLC, a Delaware limited liability company ("Building V") which owns that certain real property located at 8905 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-006 as more particularly described on Exhibit "A-5".
vi. CC Building VI LLC, a Delaware limited liability company ("Building VI") which owns that certain real property located at 8925 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-007 as more particularly described on Exhibit "A-6".

(Collectively Building I, Building II, Building III, Building IV, Building V, and Building VI is the "Building Owner" and the real property owned by each Building Owner is collectively the "Property")
WHEREAS, Buyer's related and affiliated entities ("Prior Owner") were the immediate prior owners of the Property currently held by the Building Owner.
 WHEREAS, Buyer, by separate agreement with DT Grat CS, LLC, a Nevada limited liability company ("DT") has the right to purchase the remaining 87.5% of the membership interests in the Company ("DT Purchase Agreement").
WHEREAS, Seller desires to sell, transfer and convey the Seller Membership Interests and/or Building Owner Membership Interests, as applicable, to Buyer, and Buyer desires to accept such sale, transfer and conveyance, upon and subject to the terms and conditions set forth in this Agreement.
WHEREAS, this Agreement sets forth the terms and conditions to which the Parties have agreed.
NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the Parties, intending to be legally bound hereby, agree as follows:
ARTICLE I

Purchase and Sale of the Seller Membership Interests
1.1 Purchase and Sale.  On and subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Buyer shall purchase, as applicable, from: (i) the Seller and the Seller shall sell, transfer and assign, convey and deliver to the Buyer, the Seller Membership Interests and/or (ii) the Company and the Company shall sell, transfer and assign, convey and deliver to the Buyer, the Building Owner Membership Interests, free and clear of all liens, pledges, claims, security interests, encumbrances, or charges (collectively the "Interest Liens").  Buyer shall have no right or obligation to purchase the Seller Membership Interests or the Building Ownership Membership Interests unless Buyer has purchased the DT 87.5% interest or building owner membership interests, as applicable, pursuant to the DT Purchase Agreement.
1.2 Purchase Price, Prorations and Adjustments and Deposit.
(a) Purchase Price.
(i) On the terms and subject to the conditions of this Agreement, the purchase price for the Seller Membership Interests which shall be paid by Buyer to Seller at Closing shall be $2,034,000.00 (the "Purchase Price"). At Closing the Purchase Price shall be paid by Buyer to Seller and the Seller Membership Interests owned by Seller in Company shall be assigned and conveyed to Buyer.

(ii) If Buyer elects to purchase any Building Owner Membership Interest from Seller in accordance with this Agreement then Buyer shall pay to Company at the Closing of each Building Owner Membership Interest all proceeds, up to the Purchase Price, after satisfaction of the DT Purchase Agreement, the Company shall be authorized to pay such proceeds to Seller and the particular Building Owner Membership Interest owned by Company shall be assigned and conveyed to Buyer.
(iii)
Upon Buyer's consummation and satisfaction of all purchases contemplated by the DT Purchase Agreement, Seller shall be entitled to a preferred return any accrued and unpaid preferred return which is the amount equal to 8% per annum on the Purchase Price.

So long as such document and recording does not violate, in any manner, any existing loan agreement related to the Property, upon Buyer's payment to DT of the Non-Refundable Payment pursuant to the DT Purchase Agreement Buyer may record a memorandum of this Agreement or a notice of its right to acquire the Property.
ARTICLE II

Closing
2.1   Closing.  The closing of the transactions provided for in this Agreement (the "Closing") shall take place as set forth below:
(a) Seller Membership Interests.  The Closing for the Seller Membership Interests shall occur at noon Pacific Time on the Company Closing Date at the offices of Lawyer's Title, 1401 N. Green Valley Parkway, Suite 100, Henderson, NV 89074, Attention Debbie Novotny ("Escrow Agent") with all deliveries to be made in escrow to the Escrow Agent on or prior to the Company Closing Date without the requirement for personal appearance by any representative of Building Owner, Seller or Company.  The Closing of the Seller Membership Interests shall occur no later than January 28, 2020 (unless extended pursuant to Section 1.2(b), or such other date as the parties may mutually determine, or automatically upon the application of Section 10.10 of the DT Purchase Agreement (the "Company Closing Date").  Should Buyer wish to close on the Seller's Membership Interests prior to the Company Closing Date, Buyer must provide a minimum of ten (10) Business Day written notice to Seller of the earlier Company Closing Date.
If Buyer shall fail to close the transaction contemplated by this Agreement on or before the Company Closing Date then it shall have no further rights to purchase the Seller Membership Interest or Building Owner Membership Interest. Notwithstanding, Buyer shall have the one-time unilateral option to extend the Company Closing Date by one (1) year upon giving Seller at least three (3) business day advance written notice.  During this extended Company Closing Date period, the preferred return under Section 1.2(a)(iii) shall increase to 10%.

(b) Building Owner Membership Interest.  If Buyer desires to exercise its right to purchase any Building Owner Membership Interest then Buyer shall provide such notice as required by Article IX and the Closing for the Building Owner Membership Interest shall occur no later than noon Pacific Time on the Building Closing Date (which shall coincide with the Company Closing Date, including any extension) at the offices of Escrow Agent with all deliveries to be made in escrow to the Escrow Agent on or prior to the Building Closing Date without the requirement for a personal appearance by any representative of Building Owner, Seller or Company.  Should Buyer wish to close on a Building Owner Membership Interest prior to the Building Closing Date, Buyer must provide a minimum of ten (10) Business Day written notice to Seller of the earlier Building Closing Date.
2.2   Prorations.  Prorations and adjustments with respect to the Company, Building Owner and Property shall be made as of the Company Closing Date and Building Closing Date, as applicable, with all income and expenses being prorated according to period of ownership, Seller taking all income and expenses through the Company Closing Date and Building Closing Date, as applicable, and Buyer thereafter. Income and expenses related to the Property including state, county and municipal real estate taxes, and other assessments (if any) for the Property, utilities and insurance shall be adjusted in cash at Closing.  All tenant deposits and any escrow accounts shall remain an asset of the Company/Building Owner.
ARTICLE III
Representations and Warranties of Seller
Seller represents and warrants to and agrees with Buyer as to the matters set forth below as of both the Execution Date and as of the Closing Date (unless another date is explicitly set forth below):
3.1 Leases.
3.1.1 Lease Schedule.  The schedule attached hereto as Exhibit "E" (the "Lease Schedule") is true, correct and complete with respect to:  (a) the leases, licenses, tenancies and other occupancy agreements (whether written or oral) now in effect at the Property (collectively, the "Leases"); (b) the identities of the tenants under the Leases (collectively, the "Tenants"); (c) any delinquencies under the Leases; (d) the units occupied by the Tenants; (e) the commencement and expiration dates of the Leases; (f) the monthly rents payable thereunder (including any future rent concessions); (g) any outstanding agreements, written or oral, to amend or otherwise modify any Leases; (h) the security deposits and prepaid rents that have been paid by any Tenants; (i) any repairs and/or improvements necessary for unoccupied units at the Project to become "market ready" and be in a rentable condition; and (j) the amounts of any tenant improvement allowance or other monetary obligations owed by Seller to any tenants.

3.1.2 Delivery of Leases.  True, correct and complete copies of all Leases and all amendments, guarantees and other documents relating thereto shall be delivered to Buyer.
3.1.3 Security Deposits.  Except as set forth on the Lease Schedule, there are no security deposits held by the landlord under any of the Leases, and there are no arrearages in rent or additional rent under any of the Leases.
3.1.4 Services to Tenants.  All of the services required to be supplied by Seller to each Tenant are presently being supplied and will continue to be supplied through the Closing Date, and Seller has received no notice of any failure of Seller to supply any of said services to any Tenant.  Seller has had no notice from any Tenant of any items of work to be completed pursuant to any of the Leases, and Seller has no knowledge of any such work to be done except as may otherwise be set forth on the Lease Schedule.  No Tenant is entitled to any additional work during the term of its Lease, including, without limitation, the painting of the leased premises, except as may otherwise be set forth on the Lease Schedule.
3.1.5 No Tenant Disputes.  Seller has not received from any Tenant any notice to cancel, renew or extend any Lease or supply any additional services to any Tenant, except as may otherwise be set forth on the Lease Schedule, nor has any reason to believe any Tenant shall cancel any Lease.  Seller has not received any notification from any Tenant that it disputes Seller's interpretation of any of the provisions of its Lease, nor has any reason to believe that any Tenant disputes or shall dispute Seller's interpretation of any of the provisions of its Lease.
3.1.6 No Violations.  To Seller's knowledge, the occupancy of each Tenant is valid and legal and does not violate any law, rule or regulation of any governmental authority having jurisdiction thereof.
3.1.7 No Pre-Paid Rent.  Except as set forth on the Lease Schedule, no Tenant has paid any rent for more than one (1) month in advance.
3.1.8 No Rent Concessions.  Except as set forth on the Lease Schedule, no Tenant is entitled to any rent concessions or other offsets against any rent payable by such Tenant after the Execution Date.
3.2 Existing Contracts.  The Contracts Schedule is true, correct and complete with respect to all service, maintenance, repair, management, supply and other contracts (including, without limitation, all Service Contracts and Loan Documents) applicable to the Property.  Except as set forth on the Contracts Schedule, neither Seller nor any agent of Seller has executed any service, maintenance, repair, management, supply or other contracts (including, without limitation, any Service Contracts) which would be binding on Buyer after the Closing, unless the same are cancelable without premium or penalty on notice of 30 days or less. Neither the Seller nor any other party is in default under, or in breach or violation of, any Service Contract, Lease, any Loan Documents, or other agreement to which Seller is a party and which is related to the Property, and no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any Service Contract, Lease, any Loan Documents or other agreement to which Seller is a party and which is related to the Property.

3.3 Insurance.  There are currently in effect such insurance policies for the Property as are customarily maintained with respect to similar properties.  True, correct and complete copies of all insurance policies maintained by Seller with respect to the Property shall be made available to Buyer as part of the Property Documents.  All premiums due on such insurance policies have been paid by Seller and Seller will maintain such insurance policies from the Execution Date through the Closing Date or earlier termination of this Agreement.  Seller has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property.  Seller has received no notice from any insurance company concerning, nor is Seller aware of, any defects or inadequacies in the Property, which, if not corrected, would result in the termination of insurance coverage or increase its cost.
3.4 Litigation.  There are no actions, suits or proceedings before any judicial or quasi-judicial body, by or with any governmental authority or other third party, pending, or to Seller's knowledge, threatened, against or affecting all or any portion of the Property or Seller's ownership, rights, use, development or maintenance thereof, and, to Seller's knowledge, there is no basis for any such action.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's knowledge, threatened, against Seller, or that may adversely affect the Property.
3.5 Compliance with Laws.  The Property is in full compliance with all existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the Execution Date (collectively, "Laws"), including, without limitation all Laws with respect to zoning, building, fire, life safety, health codes and sanitation.  Seller has received no notice of, and has no knowledge of, nor has any reason to believe that there is, any condition currently or previously existing on the Property or any portion thereof which may give rise to any violation of any existing Law applicable to the Property if it were disclosed to the authorities having jurisdiction over the Property.
3.6 Condemnation; Special Assessments.  Seller has no knowledge of any pending or contemplated condemnation, eminent domain or similar proceeding or special assessment which would affect the Property or any part thereof in any way whatsoever.

3.7 Toxic or Hazardous Materials.  As of the Closing Date, Seller shall be in full compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of "Materials of Environmental Concern" (as defined below), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws") relating to the Property, which compliance includes, but is not limited to, the possession and compliance therewith by Seller of all permits and other governmental authorizations required under applicable Environmental Laws.  Seller shall not have received any notice, whether from a governmental authority, citizens group, employee or other person or entity, that alleges that, Seller is not in such full compliance with Environmental Laws and there shall be no circumstances that may prevent or interfere with such full compliance in the future.  As of the Closing Date, there shall be no claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking or other presence, or release into the environment of any Material of Environmental Concern in, at, on, under, from or about any location on the Property, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law ("Environmental Claims"), pending or, to Seller's knowledge, threatened with regard to the Property.  As of the Closing Date, there shall be no actions, activities, circumstances, conditions, events or incidents relating to the Property, including, without limitation, the manufacture, generation, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking, or other presence or release of any chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, radon, or mold, fungi, yeast or other similar biological agents that may have an adverse effect on human health, or which is otherwise subject to Environmental Laws (collectively, "Material of Environmental Concern"), that could form the basis of any Environmental Claim against Seller or against any person or entity, including, without limitation, persons or entities whose liability for such Environmental Claims Seller may have retained or assumed either contractually or by operation of law.  Without in any way limiting the generality of the foregoing, (a) Seller has not, nor, to the knowledge of Seller, has any Tenant or other third party, stored, disposed of or arranged for the disposal of any Material of Environmental Concern on the Property, (b) there are no underground storage tanks located on the Property, (c) to Seller's knowledge, there are no Environmental Claims or circumstances in the vicinity of the Property relating to environmental contamination or clean-up affecting or compromising the value of the Property, and (d) Seller has provided to Buyer all assessments, reports, data, results of investigations or audits, or other information that is in the possession of or reasonably available to Seller relating to the environmental matters at or the environmental condition of the Property.

3.8 Disclosure. Seller has disclosed to Buyer all information relating to the Property that could reasonably be expected to have a material adverse effect on the Property, including, but not limited to, the accurate size of the Land Parcel.  In addition, except as disclosed herein, and for amounts to be paid from Escrow at the Closing, there are no liabilities, obligations or amounts due with respect to the Property.
3.9 No Conflicts.  The execution and delivery of this Agreement by Seller, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement by Seller will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, instrument or agreement, oral or written, to which Seller is a party or by which Seller or its assets are bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.
3.10 Due Organization; Consents.  Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business in the State of Nevada.  All requisite action has been taken by Seller in connection with entering into this Agreement, and will be taken prior to the Closing in connection with, the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby.
3.11 Absence of Violations or Conflicts.  The execution and delivery by Seller, of this Agreement and the other Seller Agreements (as defined below), the consummation by the Seller of the transactions contemplated herein and therein, and the performance by or compliance with the obligations hereunder or thereunder will not constitute a violation of, be in conflict with, constitute a default under, or result in the creation or imposition of any lien in, upon or with respect to the Seller Membership Interests under (a) any term or provision of the formation documents or organizational documents (including all amendments) of the Seller, (b) any judgment, decree or order of any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, international, provincial, federal, state, county or local ("Governmental Entity"), (c) any written agreement, commitment or understanding to which  Seller is a party or to which its respective assets or liabilities are subject or bound, or (d) any statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of laws or bylaws, in each case, of a Governmental Entity ("Laws").

3.13    Authority and Status.  Seller, has the full power and authority to enter into, and perform its obligations under, this Agreement and the other agreements, documents and instruments entered into by such person in connection with this Agreement (this Agreement together with such other agreements, documents and instruments collectively, the "Seller Agreements") without the consent of any person, entity or court, agency or authority.  The Seller Agreements constitute, or will, when executed and delivered, constitute the valid and legally binding obligations of Seller, enforceable against it in accordance with their respective terms. Seller's Authority; Validity of Agreements. Seller has full right, power and authority to sell, transfer and convey the Membership Interest to Buyer as provided in this Agreement, to carry out its obligations hereunder and to execute, deliver and perform, and enter into and consummate, all of the documents and transactions contemplated by this Agreement. This Agreement is, and all instruments, documents and agreements to be executed by Seller in connection herewith shall be, duly authorized, executed and delivered by Seller and shall be valid, binding and enforceable obligations of Seller.
3.14 Material Misstatements or Omissions.  No representations or warranties by Seller in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Buyer by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.
3.15 Taxes.  All business, occupation, income, sales, use and other similar taxes imposed with respect to all or any portion of the Company, Building Owners or Property or the operation thereof for its currently intended purpose, which are due and payable by Seller have been paid in full, or will be paid in full by Seller as and when such taxes become due and payable.  Seller has timely and properly filed (or timely requested extensions with respect to) all federal, state, local and foreign tax returns, reports and forms for which it is or has been required to file with respect to the operation, use and ownership of the Company, Building Owners or Property and, all such returns, reports and forms are (or were at the time of their filing) true, correct and complete in all material respects.
3.16 Non-Foreign Status.  Seller is not a foreign person as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
3.17 Membership Interest. Seller is, and at Closing shall be, the sole legal and beneficial owner of the Membership Interest, free and clear of all liens, security interests, assignments, options, taxes and adverse claims of title of any kind or character.  Seller has not sold, transferred, or encumbered any or all of the Membership Interest. Seller has, or prior to Closing shall have, the full and sufficient right at law and in equity to transfer and assign the Membership Interest and is transferring and assigning the Membership Interest to the Purchaser free and clear of any and all right, title, or interest of any other person whatsoever.  Seller holds all of the Seller Membership Interests free and clear of all Interest Liens excluding therefrom at all times the terms, conditions, restrictions and provisions of the operating agreement of the Company.

3.18 Title to Membership Interests. No act or inaction of Seller has caused the Building Owner Membership Interest to incur any Interest Liens other than, at all times, the terms, conditions, restrictions and provisions of the operating agreement of each Building Owner.
3.19 No Brokers.  Seller has not employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.
3.20 Solvency.  Seller has not: (1) made a general assignment of a its assets for the benefit of creditors; (2) filed any voluntary petition in bankruptcy or, to Seller's Knowledge, suffered the filing of any involuntary petition in bankruptcy by its creditors; (3) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (4) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (5) admitted in writing its inability to pay its debts as they come due; or (6) made an offer of settlement, extension or composition to its creditors generally.
3.21 Anti-Money Laundering Laws and Regulations.  The sale by Seller of the Seller's Membership Interest pursuant to the terms hereof shall not, directly or indirectly, result in the contravention of any applicable anti-money laundering laws and regulations.
3.22 Survival. All of the representations and warranties of Seller set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date and shall survive the delivery of the Assignment of Membership Interest and the Closing. Except as expressly set forth herein, Seller hereby represents and warrants to the Buyer as of the date hereof and, subject to this Article III, on the Company Closing Date, and acknowledge and confirm that the Buyer is relying upon such representations and warranties in connection with the purchase of the Seller Membership Interests.
3.10 Solvency.  Seller has not: (1) made a general assignment of a its assets for the benefit of creditors; (2) filed any voluntary petition in bankruptcy or, to Seller's Knowledge, suffered the filing of any involuntary petition in bankruptcy by its creditors; (3) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (4) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (5) admitted in writing its inability to pay its debts as they come due; or (6) made an offer of settlement, extension or composition to its creditors generally.
3.11 Anti-Money Laundering Laws and Regulations.  The sale by Seller of the Seller's Membership Interest pursuant to the terms hereof shall not, directly or indirectly, result in the contravention of any applicable anti-money laundering laws and regulations.
Except as set forth below, all representations and warranties made by Seller set forth in this Agreement and/or in any of the other transaction documents shall survive the Closing

ARTICLE IV

Covenants
4.1   Property Title Report.  Attached hereto as Exhibit B is an updated title report ("Title Report") concerning the Property.  Between the date hereof and the Closing, the Company shall not permit any new liens or encumbrances, not otherwise identified on the Title Report or pursuant to that certain Declaration of Covenant, Condition and Restrictions and Reservation of Easements for Village Business Park (Book 20070730, Instrument No. 0004196, of Official Records), to be placed against the Property without the express written consent of Buyer which consent shall not be unreasonably withheld, conditioned or delayed.  If a new lien or encumbrance, not otherwise disclosed on the Title Report, is placed against the Property between the date hereof and the Closing, without the express written consent of Buyer and which is not caused by Buyer, then Company shall cure such matter on or before the Closing.

4.2   Conduct of Business Prior to the Closing Date.
(a) The Company and the Property shall be operated in the ordinary/customary course of business; provided, however, (1) the Company shall not and the Company shall not cause any Building Owner to enter into or amend, (i) any new contract or agreement that is not terminable with thirty (30) days prior written notice, without the express written consent of Buyer or (ii) from the Effective Date up to and including the Closing, any lease for the Property without the express written consent of Buyer which shall not be unreasonably withheld, conditioned or delayed.  The limitation provided in Section 4.2(a)(ii) shall expire should Buyer fail to complete all purchases contemplated by the DT Purchase Agreement by the closing date provided therein.
(b) As of the Effective Date until Closing or earlier termination of this Agreement, Seller shall add or cause to be added Buyer to the disclosure list so that Buyer will be distributed the financial statements concerning the Property prepared by property manager when distributed by property manager; provided, however, neither Seller, Company nor Building Owner makes any representations or warranties as to the truthfulness or accuracy of such financial statements.
4.3   Insurance.  The Company shall cause, up to and including the Company Closing Date and Building Closing Date, as applicable, the existing policies of insurance with respect to the Property to be maintained in full force and effect by Building Owner, except as to the Property related to the Building Owner Membership Interest(s) that may be sold to Buyer under Article IX before Closing.

4.4   Confidentiality.  At all times from and after the Company Closing Date and Building Closing Date, each of the Parties shall keep secret and maintain in confidence, and shall not use for its benefit or for the benefit of others, any Confidential Information (and any information that would be deemed Confidential Information except that such information is in the public domain in whole or in part due to action of any Seller following the Closing or Company following a Partial Sale Closing Date).  The foregoing shall not prohibit disclosure of such information (i) as is required by Law, provided that (A) such Party informs the other Party in writing of such requirement or obligation prior to its disclosure so that a protective order or other appropriate remedy may be obtained by the non-disclosing Party, and (B) disclosure is thereafter made only to the extent to which the disclosing Party is obligated, but not further or otherwise, (ii) as is necessary to prepare Tax Returns (including Tax Returns of the Seller or of any of their Affiliates) or other filings with Governmental Entities or to defend or object to any reassessment of Taxes, (iii) as is necessary for the Parties (or its representatives) to prepare and disclose, as may be required, accounting statements or (iv) to assert or protect any rights of a Party hereunder or under any applicable Law.  For purposes hereof, "Confidential Information" means any information concerning the business and affairs of the Company that is known to such Party, prior to the Closing or becomes known to a Party following the Closing in connection with this Agreement except for any such information (i) that is already available to the public or (ii) becomes available to the public not in violation of this Section of this Agreement. This section shall not include any information Buyer or its parent companies are required to file with the Securities and Exchange Commission concerning its participation in this transaction.
4.5   Further Assurances.  After the Company Closing Date and Building Closing Date, each of the Parties will, at its non-material expense, execute and do all such further deeds, acts, things, and assurances that may be requisite in the opinion of counsel for the other Party for carrying out the intention of, or facilitating the performance of, the terms of this Agreement.
In the event of a conflict with any Company or Property related covenant in this Article IV and the DT Purchase Agreement the DT Purchase Agreement shall control.
ARTICLE V
Indemnity
5.1  Buyer hereby agrees to indemnify, protect, defend and hold Seller and Company harmless from and against any claim, demand, obligation, loss, cost, damage, liability, judgment or expense (including, without limitation, reasonable attorneys' fees, charges and disbursements, which shall be reimbursed and paid as and when incurred)(collectively, "Claims"), arising out of or in connection with (a) the breach of any of Buyer's representations or warranties set forth herein, (b) the breach of any of Buyer's covenants or agreements set forth herein, (c) the ownership, operation or maintenance of the Property after any Closing or (d) the operation of the Company, the Property and Building Owner after any Closing.

5.2  Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any Claims arising out of or in connection with (a) the breach of any of Seller's representations or warranties set forth herein, (b) the breach of any of Seller's covenants or agreements set forth herein, unless Buyer has actual knowledge of any breach prior subject to Closing, does not notify Seller of any such breach and demand Seller remedy it, and Buyer continues through Closing to complete the transactions contemplated in this Agreement, (c) the ownership, operation or maintenance of the Property at or prior to the Closing or (d) the operation of the Company or Building Owner on or prior to the Closing.
5.3   Subject to Article III, each of the parties agrees that if it is required to provide indemnification hereunder (the "indemnifying party"), it shall reimburse the indemnified party (the "indemnified party") promptly upon request, for all losses incurred by such indemnified party, as and when they are incurred, including, but not limited to, reasonable attorneys', accountants' and other professionals' fees and expenses and court costs; provided, the indemnifying party receives a written undertaking from such indemnified party, to reimburse the indemnifying party for any payments made by the indemnifying party to such indemnified party if it is finally determined in such action or proceeding that such indemnified party is not entitled to indemnification hereunder.
The provisions of this Article V shall survive indefinitely any closing or termination of this Agreement and shall not be merged into the closing documents.
ARTICLE VI
Closing Conditions
6.1 Conditions to Obligations of the Buyer.  The obligation of the Buyer to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by the Buyer, in writing, at or prior to the Company Closing Date or Building Closing Date of the following conditions:
(a) Representations and Warranties.  Subject to Article III, the representations and warranties of the Seller shall be true and correct in all material respects on and as of the Company Closing Date and Building Closing Date, as though made on and as of the Closing Date, or Building Closing Date, as applicable, (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date).
(b) Performance of Obligations of Seller.  Seller shall have complied in all material respects with the covenants and agreements to be performed by or complied with under this Agreement at or prior to the Company Closing Date and Building Closing Date, as applicable.
(c) Consents.  Any consents required for the Closing or Partial Sale, shall have been obtained and any required notices and filings shall have been made.

(d) Closing Deliveries.  Each of the items required to be executed and delivered to Escrow Agent pursuant to Sections 7.1 and 7.3, as applicable, shall have been so executed and delivered to Escrow Agent.
(e) Purchase of DT Interests.  Buyer shall have purchased all of the DT membership interests and/or building ownership interests.
6.2   Conditions to Obligations of the Seller.  The obligation of the Seller to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by the Seller, in writing, at or prior to the Closing Date, of the following conditions:
(a) Representations and Warranties.  The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.
(b) Performance of Obligations of Buyer.  Buyer shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Closing Deliveries.  Each of the items required to be executed and delivered to the Escrow Agent pursuant to Section 7.2 shall have been so executed and delivered to Escrow Agent.
(d) Purchase Price.  Buyer shall have tendered via wire transfer the Purchase Price in accordance with Section 1.2 hereto.
6.3   Conditions to Obligations of the Company.  The obligation of the Company to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by the Company, in writing, at or prior to the Partial Sale Closing Date for the Building Owner Membership Interest(s) subject to said Partial Sale Closing Date, of the following conditions:
(a) Representations and Warranties.  The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Partial Sale Closing Date as though made on and as of the Partial Sale Closing Date.
(b) Performance of Obligations of Buyer.  Buyer shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Partial Sale Closing Date.
(c) Closing Deliveries.  Each of the items required to be executed and delivered to Escrow Agent pursuant to Section 7.3 shall have been so executed and delivered to Escrow Agent.
(d) Purchase Price.  Buyer shall have tendered via wire transfer that portion of the Purchase Price in accordance with Article VII hereto.

(e) Purchase of Building Owner Interests.  Buyer shall have purchased, or will purchase contemporaneously at Closing, for that particular Property the Building owner interests pursuant to the DT Purchase Agreement.
6.4   Termination.  This Agreement may be terminated as follows:
(a) This Agreement may be terminated and the transactions contemplated by it abandoned by written notice from Buyer to Seller, or from Seller to Buyer, in the event of a material breach by Seller, Company, or Buyer, as applicable, of any representation, warranty, covenant, or agreement contained in this Agreement which cannot be cured within thirty (30) days (a "Cure Period").
(b) by mutual written consent of the Buyer and Seller.
(c) in accordance with the terms and conditions of this Agreement.
ARTICLE VII
Closing Documents
7.1   Delivery of Closing Documents by the Seller.  On or before the Company Closing Date, the Seller will deliver to Escrow Agent the Assignment and Assumption Agreement attached hereto as Exhibit C, a mutually approved joint closing statement and such other consents and documents as are necessary, and approved by the Parties, to consummate the transaction contemplated hereby.
7.2   Delivery of Closing Documents by the Buyer.  On or before the Company Closing Date and Building Closing Date, as applicable, the Buyer will deliver to Escrow Agent the Assignment and Assumption Agreement attached hereto as Exhibit C and a mutually approved joint closing statement and such other consents and documents as are necessary, and approved by the Parties, to consummate the transaction contemplated hereby.
7.3   Delivery of Closing Documents by the Company.  On or before the Building Closing Date, the Company will deliver to Escrow Agent the Assignment and Assumption Agreement similar in form to the one attached hereto as Exhibit C, a mutually approved joint closing statement and such other consents and documents as are necessary, and approved by the Parties, to consummate the Partial Sale contemplated hereby.
ARTICLE VIII
Miscellaneous
8.1   Notices.  All notices provided for hereunder shall be in writing and shall be deemed to be given:
(a) When delivered to the individual, or to an officer of the company, to which the notice is directed;

(b) Three (3) days after the same has been deposited in the United States mail, sent Certified or Registered mail with Return Receipt Requested, postage prepaid and addressed as provided in this Section; or
(c) When delivered by a generally recognized overnight delivery service (including United States Express Mail) and with all charges prepaid by the sender addressed as provided in this Section.
(d) When delivered by electronic mail if delivery is also accomplished within one (1) business day via a generally recognized overnight delivery service (including United States Express Mail) and with all charges prepaid by the sender addressed as provided in this Section.  Notices shall be directed as follows:
(1) if to Buyer:

CORPORATE CENTER SUNSET, LLC
8880 W. Sunset Road, Suite 200
Las Vegas, NV 89148
Attention: Michael Shustek
mike@mvpreits.com

with a copy to:

Craig D. Burr, Esq.
8880 W. Sunset Road, Suite 210
Las Vegas, NV 89148
craig@craigburr.com

(2) if to Seller or Company
Par 3 Nevada LLC
8880 W. Sunset Road, Third Floor
Las Vegas, Nevada 89148
ATTN: Lance Bradford
lance@llbradford.com

(4)	if to Escrow Agent:

Lawyers Title
1401 N. Green Valley Parkway, Suite 100
Henderson, NV 89074
 Attention:  Debbie Novotny
debbie.novotny@ltic.com
Telephone: (702) 868-2324
 Facsimile: (702) 441-0695

or at such other place or places or to such other person or persons as shall be designated by like notice by any party hereto.

8.2   Expenses.  Each party hereto shall pay its own expenses, including without limitation, fees and expenses of its agents, representatives, counsel, auditors, and accountants, incidental to the preparation and carrying out of this Agreement.
8.3 Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.
8.4 Legal Fees and Costs.  In the event of any disputes or controversies arising from the Agreement or its interpretation, each party shall pay its own costs and expenses including without limitation legal fees and costs incurred in connection with same.
8.5   Entire Agreement; Amendment.
(a) This Agreement together with the other agreements provided for herein embody the whole agreement of the parties.  There are no promises, terms, conditions, or obligations other than those contained herein.  All previous negotiations between the parties, either verbal or written, not herein contained are hereby withdrawn and annulled.  This Agreement shall supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto.
(b) This Agreement may not be amended except by an instrument in writing signed on behalf of all the Parties hereto.
8.6   Captions; Counterparts.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, either of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.
8.7   Governing Law; Venue.  This Agreement shall be construed and enforced in accordance with the internal substantive laws of the State of Nevada, without regard to its principles of conflict of laws.  The courts of Clark County, Nevada, shall have sole and exclusive jurisdiction over any action or proceeding brought under or pursuant to this Agreement.
8.8   Severability.  If a court of competent jurisdiction or an arbitrator should find any term or provision of this Agreement to be unenforceable and invalid by reason of being overly broad, the parties agree that the court shall limit the scope or duration of such provision to the maximum enforceable scope or duration allowed by law.  Any term or provision deemed by a court of competent jurisdiction to be unenforceable and invalid for any other reason shall be severed from this Agreement, and the remainder of this Agreement shall continue in full force and effect.  Time is of the essence with regard to this Agreement.

8.9   Counterparts and Facsimile Signatures.  The parties may execute this Agreement in two or more counterparts, which shall, in the aggregate, be deemed signed by all of the parties.  Each counterpart shall be deemed an original instrument as against any party who signed it.  A facsimile signature by any party shall be acceptable and shall result in this Agreement being valid and enforceable against such party.
8.10   Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Agreement by binding arbitration.  The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association.  Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in Clark County, Nevada.  The parties shall attempt to designate one arbitrator from the American Arbitration Association.  If they are unable to do so within thirty (30) days after written demand therefor, then the American Arbitration Association shall designate an arbitrator.  The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction.  Notwithstanding anything to the contrary contained herein, this Section shall not prevent Buyer, Company or Seller from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction, specific performance, or similar equitable relief, from a court of competent jurisdiction located in the state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Agreement or to prevent irreparable harm and injury.  The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Agreement between the parties hereto shall be determined through final and binding arbitration in accordance with the terms of this Section.
SELLER, COMPANY AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 8.10, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.
_________________   _________________
Seller's Initials Company's Initials Buyer's Initials

ARTICLE IX
Partial Purchase Rights
9.1 At any time prior to the Closing Date, and pursuant to the DT Purchase Agreement, Buyer may purchase any one or more Building Owner Membership Interest from Company (a "Partial Sale"), with any Partial Sale requiring the simultaneous purchase of any Building Owner which is jointly mortgaged under the same or a cross-collateralized loan (Buildings II and VI).  Once DT no longer owns any membership interest in the Company, Seller shall receive the net proceeds of all remaining Building sales, until the Purchase Price is paid in full.
(signature page to follow)

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.
BUYER:

CORPORATE CENTER SUNSET, LLC, a Delaware limited liability company

By:___________________________________

        Print Name: ___________________________

        Print Title: ____________________________

COMPANY:

STABLE PROPERTIES CC, LLC,
a Nevada limited liability company

By: DT GRAT CS, LLC
Its: Manager

By:
      Dennis Troesh, Manager

SELLER:

Par 3 Nevada, LLC, a
Nevada limited liability company

Escrow Agent:

___________________________ By:
___________________________ Its: Manager

Schedule of Exhibits:
Exhibits A-1 – A-6 - Legal Descriptions
Exhibit B- Title Report
Exhibit C- Assignment and Assumption Agreement
Exhibit D – Company Operating Agreement
Exhibit E-Leases

Exhibit A-1

Legal Description

Exhibit A-2

Legal Description

Exhibit A-3

Legal Description

Exhibit A-4

Legal Description

Exhibit A-5

Legal Description

Exhibit A-6

Legal Description

EXHIBIT B

Title Report

Exhibit C

ASSIGNMENT AND ASSUMPTION OF SELLER MEMBERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF SELLER MEMBERSHIP INTEREST (this "Agreement") is dated as of ____________________ ____, 201___ (the "Effective Date"), by and between _________________________, a  ("Seller"), and ________________________________, a ______________________ ("Purchaser").
RECITALS

A. Seller owns a twelve and 50/100 percent (12.50%) membership interest in Stable Properties CC, LLC, a Nevada limited liability company (the "Company").

B. The Company is a limited liability company formed under the laws of the State of Nevada pursuant to the terms of a Certificate of Formation and is governed by that certain Second Amended and Restated Operating Agreement of the Company, dated as of April 8, 2016 (as amended, the "Operating Agreement") attached hereto as Exhibit D.

C. The Company is the fee owner of certain Property (as such term is defined in the Purchase Agreement).
D. This Agreement is executed pursuant to that certain MEMBERSHIP INTEREST PURCHASE AGREEMENT among Seller and Purchaser (the "Purchase Agreement").  This Agreement may use the capitalized terms used in the Purchase Agreement. Pursuant to the Purchase Agreement, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, all of Seller's twelve and 50/100 percent (12.50%) membership interest (the "Membership Interest") in the Company.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration, receipt of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:
1. Assignment and Withdrawal from the Company.  Seller hereby conveys to Purchaser all of Seller's right, title and interest in and to the Membership Interest so that upon the Effective Date, Purchaser is admitted as a member of the Company, Seller withdraws as a member from the Company, and Purchaser shall own twelve and 50/100 percent (12.50%) of the membership interests in the Company.  Purchaser hereby accepts

2. the Membership Interest subject at all times to the terms and conditions of the Operating Agreement and agrees to be bound by its terms.

3. Amendment to Operating Agreement.  As of the Effective Date, this Agreement shall amend the Operating Agreement to reflect that Seller has withdrawn from the Company as a member and that Purchaser owns the Membership Interest.

4. Assumption of Liability.  Purchaser agrees to be bound by the terms of the Operating Agreement and, except to the extent expressly set forth in the Purchase Agreement, assumes and agrees to pay and discharge when and as due all liabilities, obligations and responsibilities of Seller to the Company arising from and after the Effective Date.

5. Further Assurances.  The parties hereto and each of them agree at the time and from time to time to execute any and all documents reasonably requested by the other to carry out the intent of this Agreement.

6. Incorporation.  The terms, conditions and provisions of the Purchase Agreement, including without limitation the indemnity obligations, are hereby incorporated herein as if fully rewritten.

7. Governing Laws.  The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Nevada applicable to contracts to be performed therein.

8. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one agreement.

9. Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.  The provisions of this Agreement are intended to survive the sale of the Membership Interest.  This Agreement may not be amended other than by a written agreement signed by all the parties hereto.  The terms of this Agreement shall survive the assignment of the Membership Interests herein.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SELLER:
__________________, a __________________ By: Name: Title:
PURCHASER:
_______________________________, a ________________________________ By: Name: ______________________ Title: ______________________

EXHIBIT D

Operating Agreement